IMPORTANT NOTICE

J.P. Morgan Securities Inc. (“JPMorgan”) and the Issuer make no warranties or representations of any kind with respect to the attached collateral information. In no event shall JPMorgan or the Issuer be liable for any use or reliance of such collateral information or for any inaccuracies or errors in such collateral information. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final offering memorandum relating to the securities.

Date	Notional Balance	Strike	Effective Net WAC Cap
25-Aug-05	1,028,316,000	NA	9.05
25-Sep-05	1,015,278,313	6.11	20.31
25-Oct-05	1,000,379,201	6.33	20.31
25-Nov-05	983,656,514	6.11	20.32
25-Dec-05	965,156,888	6.32	20.32
25-Jan-06	944,937,208	6.10	20.33
25-Feb-06	923,064,474	6.10	20.33
25-Mar-06	899,616,367	6.78	20.34
25-Apr-06	874,753,276	6.10	20.34
25-May-06	848,667,080	6.30	20.35
25-Jun-06	823,315,437	6.08	20.36
25-Jul-06	798,696,375	6.29	20.37
25-Aug-06	774,788,606	6.07	20.37
25-Sep-06	751,571,466	6.06	20.38
25-Oct-06	729,024,905	6.27	20.39
25-Nov-06	707,129,486	6.05	20.40
25-Dec-06	685,865,101	6.26	20.41
25-Jan-07	665,214,638	6.03	20.42
25-Feb-07	645,150,746	6.03	20.43
25-Mar-07	625,475,127	6.71	20.44
25-Apr-07	585,720,473	6.01	20.46
25-May-07	548,267,374	8.37	20.49
25-Jun-07	513,227,651	8.06	20.51
25-Jul-07	480,404,157	8.32	20.53
25-Aug-07	449,762,612	8.03	20.54
25-Sep-07	433,322,018	8.00	20.56
25-Oct-07	417,578,688	8.28	20.57
25-Nov-07	402,375,760	8.67	20.58
25-Dec-07	387,702,723	8.97	20.59
25-Jan-08	373,532,629	8.65	20.60
25-Feb-08	359,847,960	8.62	20.62
25-Mar-08	346,631,855	9.25	20.63
25-Apr-08	333,868,054	8.60	20.65